                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN



           Effective Date: September 1, 1994









               This document is a
               description of the Plan.  It
               is intended that the
               language be clear and
               understandable.  The law
               governing plans is very
               complicated.  Consequently,
               the language in the law and
               the Plan is very technical
               and legal.  If this
               description says something
               different from what the Plan
               says, the Plan must be
               followed.  A copy of the
               Plan is available for
               inspection by contacting the
               Plan Administrator, whose
               telephone number is listed
               under General Information on
               Page 1.









            Date Prepared: January 2, 1996

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN



                   TABLE OF CONTENTS


I.  GENERAL INFORMATION. . . . . . . . . . . . . . . . . . .   1
     1.   Name of Plan . . . . . . . . . . . . . . . . . . .   1
     2.   Type of Plan . . . . . . . . . . . . . . . . . . .   1
     3.   Type of Administration . . . . . . . . . . . . . .   1
     4.   Plan Year End. . . . . . . . . . . . . . . . . . .   1
     5.   Plan Administrator . . . . . . . . . . . . . . . .   1
     6.   Trustee(s) . . . . . . . . . . . . . . . . . . . .   1

II.  INTRODUCTION. . . . . . . . . . . . . . . . . . . . . .   2

III.  DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS. . . . .   3
     A.   Definitions. . . . . . . . . . . . . . . . . . . .   3
     B.   Eligibility to Participate . . . . . . . . . . . .   6
     C.   Contributions. . . . . . . . . . . . . . . . . . .   7
     D.   Special Tests. . . . . . . . . . . . . . . . . . .  11
     E.   Vesting. . . . . . . . . . . . . . . . . . . . . .  12
     F.   Forfeitures. . . . . . . . . . . . . . . . . . . .  13
     G.   Distribution of Benefits . . . . . . . . . . . . .  14
     H.   Investment of Plan Assets. . . . . . . . . . . . .  17
     I.   Withdrawals. . . . . . . . . . . . . . . . . . . .  17
     J.   Loans. . . . . . . . . . . . . . . . . . . . . . .  18
     K.   Top Heavy Rules. . . . . . . . . . . . . . . . . .  19

IV.  CLAIMS PROCEDURES . . . . . . . . . . . . . . . . . . .  20

V.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  21
     A.   Amendment of the Plan. . . . . . . . . . . . . . .  21
     B.   Termination of the Plan. . . . . . . . . . . . . .  21
     C.   Inapplicability of PBGC Guarantees . . . . . . . .  21
     D.   Special Rights Under ERISA . . . . . . . . . . . .  21
     E.   Assignment of Benefits . . . . . . . . . . . . . .  22
     F.   No Continued Rights to Employment. . . . . . . . .  23

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


I.  GENERAL INFORMATION

1.   Name of Plan:       Baltimore County Savings Bank, F.S.B.
                         401(k) Retirement Plan

     Plan Number:        002

     Employer:           Baltimore County Savings Bank, F.S.B.

     Address:            4111 E. Joppa Road
                         Baltimore, MD 21236
     Telephone:          (410) 256-5000

     Employer
     Identification
     Number:             52-0791958

2.   Type of Plan:       401(k) Retirement Plan

3.   Type of
     Administration:     Administration by Employer

4.   Plan Year End:      December 31

5.   Plan Administrator: Baltimore County Savings Bank, F.S.B.

     Address:            4111 E. Joppa Road
                         Baltimore, MD 21236
     Telephone:          (410) 256-5000

6.   Trustee(s):         Michael J. Dietz
                         Wm. M. Loughran
                         Henry V. Kahl
                         H. Adrian Cox

     Address:            4111 E. Joppa Road
                         Baltimore, MD 21236

     Agent for service
     of legal process:   Service of legal process may be made
                         upon the Plan Administrator or the
                         Trustee at the addresses shown above

                     Page 1

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

II.  INTRODUCTION


     .    The Employer is pleased to sponsor the
          Baltimore County Savings Bank, F.S.B. 401(k)
          Retirement Plan (the "Plan") to provide
          retirement benefits for its employees.  The
          Plan is effective as of September 1, 1994.

          The Plan is a defined contribution plan to which you and the Employer make contributions to accounts held in your name in a trust.
          Because these assets are held in trust, they are not available to the Employer or the Employer's creditors. However, in limited circumstances, certain contributions to the
          Plan may be returned to the Employer.

          With this type of plan, the benefit you
          receive from the Plan depends on the amount contributed to your accounts, the investment performance of your accounts and your vested interest in your accounts. The Plan is designed to provide retirement income to employees who remain with the Employer until retirement. In addition, if your employment with the Employer terminates before you retire, you may also receive benefits.

          The Plan features are merely summarized in this Summary Plan Description (or "Summary" or
          "SPD"). Not all Plan rules are described in this Summary because some of the rules apply only in very limited circumstances.
          Therefore, if there is any inconsistency between the Plan as described in this Summary
          Plan Description and the Plan document itself, the terms of the Plan document will govern.

          Any questions you may have about the
          Plan should be referred to the Plan
          Administrator.  Copies of the Plan
          document and the Trust Agreement also
          are available for your inspection during regular working hours from the Plan
          Administrator at:

          4111 E. Joppa Road
          Baltimore, MD 21236

                     Page 2

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

III.  DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS

      A.   DEFINITIONS    Certain words and terms in
                          this Summary have special
                          meanings.  To help you
                          identify these words and
                          terms, the first letters of
                          the terms are capitalized
                          when used within the text.

                         .    Account(s).  Your
                              separate Account(s)
                              contain the amount of
                              contributions
                              (adjusted for
                              distributions and
                              earnings or losses)
                              made to the Plan on
                              your behalf.

                         .    Beneficiary.  Your
                              Beneficiary is the
                              person or persons you
                              name to receive your
                              benefit distribution
                              in the event of your
                              death.  If you are
                              married and you name
                              someone other than
                              your spouse as your
                              Beneficiary, you must
                              get written consent
                              from your spouse.

                         .    Break in Service.  A
                              Break in Service
                              occurs if you perform
                              less than 501 Hours of
                              Service in a Plan
                              Year.  If you are on
                              unpaid leave of
                              absence because of
                              pregnancy or birth or
                              adoption of your
                              child, you will
                              receive credit for up
                              to 501 Hours of
                              Service that you
                              otherwise would have
                              earned if you had not
                              been absent.  If these
                              Hours of Service are
                              necessary to prevent a
                              Break in Service in
                              the Plan Year in which
                              your absence begins,
                              these Hours of Service
                              will be credited in
                              that Plan Year.  If
                              these Hours of Service
                              are not necessary to
                              prevent a Break in
                              Service in the Plan
                              Year in which your
                              absence begins, these
                              Hours of Service will
                              be credited in the
                              immediately following
                              Plan Year if needed to
                              prevent a Break in
                              Service in that Plan
                              Year.

                         .    Compensation is
                              generally the total
                              earnings during the
                              Plan Year paid to you
                              by the Employer that
                              are reported in the
                              "Wages, tips, other
                              compensation" box of
                              Form W-2 for the Plan
                              Year.  Compensation
                              also shall include
                              amounts which are not
                              includable in your
                              gross income because
                              the amounts were

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                              contributed on a pre-
                              tax basis to a
                              cafeteria plan, this
                              Plan, a simplified
                              employee pension plan
                              or a tax deferred
                              annuity plan.  If you
                              are "self-employed",
                              however, Compensation
                              is your "earned
                              income".  Compensation
                              for a Plan Year is
                              limited to an amount
                              which may be adjusted
                              each year by the
                              Internal Revenue
                              Service (or "IRS").
                              For instance, in 1996,
                              Compensation is
                              limited to $150,000.

                         .    Eligibility
                              Computation Period.
                              An Eligibility
                              Computation Period is
                              a twelve consecutive
                              month period.  Your
                              first Eligibility
                              Computation Period is
                              the twelve consecutive
                              month period that
                              begins on the date you
                              first perform an Hour
                              of Service for the
                              Employer.  The
                              following Eligibility
                              Computation Periods
                              begin on the first day
                              of each Plan Year
                              after you first
                              perform an Hour of
                              Service for the
                              Employer.

                         .    Highly Compensated
                              Employee.  Highly
                              Compensation Employees
                              are employees who (1)
                              own 5% of the
                              Employer, (2) earn
                              over a specified
                              annually adjusted
                              amount ($100,000 in
                              1996), (3) earn over a
                              specified annually
                              adjusted amount
                              ($66,000 in 1996) and
                              were in the top 20% of
                              employees when ranked
                              on the basis of
                              compensation, or (4)
                              are officers of the
                              Employer who earn over
                              a specified annually
                              adjusted amount
                              ($60,000 in 1996).
                              Certain family members
                              of Highly Compensated
                              Employees who are
                              employed by the
                              Employer also are
                              treated as if they are
                              Highly Compensated
                              Employees.

                         .    Hour of Service.  An
                              Hour of Service is
                              each hour which you
                              are paid or entitled
                              to be paid by the
                              Employer for rendering
                              services to the
                              Employer and any other
                              related employer that
                              must be aggregated
                              with the Employer.
                              Hours of Service also
                              includes up to 501
                              Hours of Service for
                              which you receive pay
                              from the Employer (or
                              a related employer)
                              while you are on
                              vacation, sick leave,
                              holiday, layoff, jury
                              duty, leave of absence
                              or certain military
                              duty.

                     Page 4

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                         .    Participant.  A
                              Participant is an
                              employee of the
                              Employer who has met
                              the eligibility
                              requirements for
                              participating in this
                              Plan.  You will
                              continue to be a
                              Participant until your
                              vested Accounts are
                              completely
                              distributed.

                         .    Plan Year.  The Plan
                              Year is the twelve-
                              month period ending on
                              the date shown as the
                              Plan Year End in
                              Section I of this
                              Summary.

                         .    Trust.  A fund
                              established under
                              trust law to hold the
                              assets of the Plan.

                         .    Year of Eligibility
                              Service.  A Year of
                              Eligibility Service is
                              an Eligibility
                              Computation Period
                              during which you
                              complete at least
                              1,000 Hours of
                              Service.

                         .    Year of Vesting
                              Service.  A Year of
                              Vesting Service is a
                              Plan Year during which
                              you complete at least
                              1,000 Hours of Service.
                     Page 5

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

     B.   ELIGIBILITY TO PARTICIPATE

          The Plan is to open to all employees of
          the Employer except the following group
          of Employees:

                    .    nonresiden
                         t alien
                         employees

                    If you are in a group of employees
                    eligible to participate in the
                    Plan, you will be eligible to
                    become a Participant in the Plan
                    after you have met the following
                    eligibility requirements:

                    .    You have reached age 18.

                    .    You have completed a Year of
                         Eligibility Service.

                    The first Entry Date for the Plan
                    is September 1, 1994.  If you have
                    met the eligibility requirements
                    by then and are in a group of
                    employees eligible to participate,
                    you will be eligible to
                    participate in the Plan on the
                    first Entry Date.  If you do not
                    meet the eligibility requirements
                    until a later date, you will
                    become eligible to participate in
                    the Plan on the Entry Date
                    occurring on or immediately after
                    you meet the eligibility
                    requirements as long as you are in
                    a group of employees eligible to
                    participate on that Entry Date.

                    The Entry Dates are: January 1, July 1

                    If you have been working for the
                    Employer in a group of employees
                    not eligible to join the Plan, and
                    you transfer into a group of
                    employees eligible to participate,
                    all of your service with the
                    Employer will be counted to
                    determine when you will be
                    eligible to participate.  If you
                    have already met the eligibility
                    requirements when you transfer to
                    an eligible group and previously
                    would have become a Participant
                    but for being in an ineligible
                    group of employees, you will
                    become eligible to participate in
                    the Plan on the date you transfer.
                    If you would not have become a
                    Participant until after the date
                    of your transfer, or if you do not
                    meet all of the eligibility
                    requirements until a later date,
                    you will become eligible to
                    participate on the Entry Date
                    occurring on or immediately after
                    the date you meet the eligibility
                    requirements as long as you are
                    still in a group of employees
                    eligible to participate in the
                    Plan on that Entry Date.

                    If you are a Participant and
                    transfer to a group of employees
                    not eligible to participate in the
                    Plan, your participation will
                    cease until

                     Page 6

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                    you transfer back to a
                    group of employees eligible to
                    participate in the Plan.  You will
                    be eligible to rejoin the Plan
                    immediately upon your transfer to
                    a group of employees eligible to
                    participate in the Plan.

                    If your employment terminates when
                    you are a Participant and if you
                    are later rehired in a group of
                    employees eligible to participate
                    in the Plan, you will be eligible
                    to rejoin the Plan immediately
                    upon your reemployment.  If your
                    employment terminates when you are
                    a Participant, and if you are
                    later rehired in a group of
                    employees not eligible to join the
                    Plan, you may not rejoin the Plan
                    until you transfer back to a group
                    of employees eligible to
                    participate in the Plan.

                    If your employment terminates
                    before you become eligible to
                    participate in the Plan, and if
                    you are later rehired by the
                    Employer, your prior period of
                    service will be counted for
                    purposes of determining when you
                    will be eligible to participate
                    after you are rehired.

     C.   CONTRIBUTIONS

          Contributions and Individual Accounts. The following types of contributions may be made to the Plan by you and the Employer. Each type of contribution will be allocated to a separate account for you.

                    .    Elective Deferral
                         Contributions.  You may make
                         Elective Deferral
                         Contributions to the Plan up
                         to 12% of your Compensation.
                         These contributions will be
                         subtracted from your salary
                         or wages each pay period
                         before Federal (and usually
                         state) income taxes are
                         withheld.  Thus, your take
                         home pay will be reduced by
                         less than the amount that is
                         contributed as your Elective
                         Deferral Contribution.  FICA
                         tax (Social Security and
                         Medicare) is always withheld
                         from total wages, including
                         wages before Elective
                         Deferral Contributions are
                         deducted from your pay.

                    Example: Suppose John and Carol
                    each earn $25,000 a year and that
                    each of them saves 6% of their pay
                    per year (or $1,500) for
                    retirement.  If Carol saves that
                    amount in the Plan, she has $225
                    more in spendable income than
                    John, who saves $1,500 after he
                    receives his pay.

                     Page 7

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


                                    John          Carol

                                  After-Pay       Elective
                                                  Deferral

                                   Savings      Contributions
                                   -------      -------------

        Annual Pay                 $25,000        $25,000

        Elective Deferrals               0          1,500
                                   -------        -------

        Taxable Pay                $25,000        $23,500

        Federal Tax*                 3,750          3,525

        Social Security Tax          1,913          1,913

        Conventional Savings         1,500              0
                                   -------        -------

        Spendable Income           $17,837        $18,062

        Additional Spendable            $0           $225
        Income

                    *Based on a 15% flat federal tax rate.
                    State and local income taxes are not
                    included.

                    Your Elective Deferral Contributions will be credited to your Elective Deferral
                    Contributions Account.

                    The tax laws impose a limit on the
                    total amount of elective deferrals
                    you can contribute to this Plan
                    and all other such plans in any
                    calendar year.  This limit, which
                    is $9,500 in 1996, may be adjusted
                    each year by the Internal Revenue
                    Service based on cost of living
                    increases.  If you exceed the
                    limit in a calendar year, the
                    excess deferrals (adjusted for
                    earnings or losses) should be
                    returned to you no later than the
                    April 15 following the calendar
                    year of deferral.  These returned
                    amounts will be included in your
                    income for the calendar year of
                    deferral (that is, in the year
                    prior to the year the excess
                    deferrals are returned to you).
                    If these excess amounts are not
                    returned to you by that April 15,
                    these amounts will be included in
                    your income in the year of the
                    deferral and in the year they are
                    distributed.  If you want

                     Page 8

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                    your excess deferrals (adjusted for
                    earnings or losses) returned to
                    you, you must notify the plan or
                    plans no later than March 1
                    following the calendar year of the
                    excess deferral of the amount of
                    your excess deferrals that the
                    plan (or plans) should return to
                    you.  The plan (or plans) will not
                    automatically return excess
                    deferrals to you.

                    If you have excess deferrals, any
                    Employer Matching Contributions that are attributable to excess deferrals you made to this Plan will be forfeited.

                    Your election to make Elective Deferral
                    Contributions will apply only to
                    Compensation earned after you return the proper election form to the Plan Administrator and will remain in effect indefinitely. You may, however, discontinue, reduce or increase your future Elective Deferral Contributions by completing the proper form and giving it to the Plan Administrator. You should check with the Plan Administrator for details on how soon after you return the form to the Plan Administrator that your change will be effective.

               .    Rollover Contributions  If you have
                    participated in other qualified
                    retirement plans, you may, with the
                    approval of the Plan Administrator, make a Rollover Contribution to the Plan of certain distributions you may receive from those other plans. This contribution may be done by either a direct rollover or by an indirect rollover and will be credited to your Rollover Contribution Account. (A direct rollover occurs when the other plan makes your distribution check payable to this Plan. An indirect rollover occurs when the other plan makes your distribution check payable to you and then you roll over the distribution to this Plan no later than 60 days after you receive the check.)

                    You may make a Rollover Contribution
                    even if you are not yet a Participant as long as you otherwise would be eligible to participate except for meeting any service requirement for eligibility to participate. A Rollover Contribution is the only type of contribution that may be made to the Plan before you are eligible to participate in the Plan.

                    Not all distributions are eligible for
                    rollover to this Plan, so if you would
                    like to make a direct or indirect
                    Rollover Contribution to this Plan, see
                    the Plan Administrator.

               . Employer Matching Contributions. If you choose to make Elective Deferral Contributions to the Plan in a Plan Year, for each pay period in that Plan Year the Employer will contribute 50% of the amount of your Elective Deferral Contributions for that pay period. For purposes of determining your Employer Matching Contributions for a pay period, your Elective Deferral Contributions

                     Page 9

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                    will be treated as if they are no more
                    than 6% of your Compensation for that
                    pay period.  That is, Employer Matching
                    Contributions will be made only on the
                    first 6% of your Compensation that you
                    defer in each pay period.

                    These Employer Matching Contributions
                    will be credited to your Employer
                    Matching Contributions Account.

               .    Special Contributions
                    ---------------------

                    Each Plan Year, the Plan must pass the
                    Actual Deferral Percentage ("ADP")
                    nondiscrimination test and the Actual
                    Contribution Percentage ("ACP")
                    nondiscrimination test.  (See the
                    following Section for a more detailed
                    discussion of these tests.) If the Plan fails to pass one or both of these tests, the Employer has several options to pass the tests. The Employer may, but is not required to, elect to pass the tests by making one or more of the following contributions:

               .    Qualified Nonelective Contributions
                    -----------------------------------

                    If the Employer elects to make these
                    contributions for a Plan Year, they will be allocated to your Qualified Nonelective Contributions Account if you are not a Highly Compensated Employee and you meet one of the following criteria for that Plan Year:

                    .    You completed at least 500 Hours
                         of Service in that Plan Year.

                    .    You were employed by the Employer
                         on the last day of that Plan Year
                         (regardless of your Hours of
                         Service).

                    .    Your employment with the Employer
                         terminated during that Plan Year
                         because of your death, retirement
                         or total and permanent  disability
                         (regardless of your Hours of
                         Service).

                         If Qualified Nonelective
                         Contributions are made, they will
                         be allocated to the Qualified
                         Nonelective Contribution Accounts
                         of eligible Participants in
                         proportion to their Compensation.
                         These contributions are always
                         100% vested and are not available
                         for hardship withdrawals.

               .    Qualified Matching Contributions
                    --------------------------------

                    If the Employer elects to make these
                    contributions for a Plan Year, they will be allocated to your Qualified Matching Contributions Account if you are not a Highly Compensated Employee and you made Elective Deferrals during that

                     Page 10

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                    Plan Year.  If qualified Matching
                    Contributions are made, they will be
                    allocated to the Qualified Matching
                    Contributions Accounts of eligible
                    Participants in proportion to their
                    Elective Deferral Contributions for the
                    Plan Year.  Qualified Matching
                    Contributions are always 100% vested and are not available for hardship withdrawals.

               All of the preceding accounts will be credited with earnings and/or losses on the amounts credited to those Accounts and will be debited by distributions from the Accounts.

     D.   SPECIAL TESTS

               Special Nondiscrimination Tests
               -------------------------------

               The Employer must make sure the Plan passes the ADP test and the ACP test each Plan Year. These tests are meant to insure that Plan benefits do not discriminate in favor of Highly Compensated Employees. If the Plan fails either of the tests in a Plan Year, the Employer may take one or more of the following actions to make sure the Plan passes the tests:

               .    Before the end of the Plan Year, the
                    Employer may stop or reduce the amount
                    of Elective Deferral Contributions to be made by Highly Compensated Employees for the rest of the Plan Year.

               .    The Employer may distribute (and/or
                    forfeit) certain contributions (adjusted for any income or loss on such contributions) made on behalf of Highly Compensated Employees. For instance, if the Plan fails the ADP test and returns some of your Elective Deferral Contributions to you by 2 1/2 months after the Plan Year in which you made the contribution, you must include the returned contribution in your taxable income in the year you made the first contribution for the Plan Year (generally, this is the year before the contribution is returned to you). If the Plan returns some of your Elective Deferrals Contributions to you more than 2 1/2 months after the Plan Year in which you made the contribution, you must include the returned contribution in your taxable income in the year in which the contribution is returned to you. If the Employer distributes contributions, the Employer will notify affected individuals and give them a more detailed explanation of the tax consequences of the action.

               .    The Employer may make a Qualified
                    Nonelective Contribution or a Qualified
                    Matching Contribution.

                     Page 11
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

               Total Contribution Limits
               -------------------------

               In addition to the tests described above, the tax law limits the total amount of all contributions (except Rollover Contributions) that can be allocated to your Accounts in any year. Under this rule, the maximum amount that may be contributed to the Plan (and any other defined contribution plan sponsored by the Employer) on your behalf in any year is generally limited to the lesser of a specified amount which may change each year ($30,000 in 1996) or 25% of your taxable compensation (that is, your compensation after elective deferral contributions to this and any other plan). In order to prevent contribution from exceeding this limit, the Employer may limit the amount of your Elective Deferral Contributions or return some of your contributions to you.

E.   VESTING   Vesting refers to the part of your Accounts that
               is yours and that cannot be forfeited.

               .    You will always have a 100 percent
                    vested (nonforfeitable) interest in
                    your:

                    .    Elective Deferral Contributions
                         Account
                    .    Rollover Contributions Account
                    .    Qualified Non-elective
                         Contributions Account
                    .    Qualified Matching Contributions
                         Account

               .    You will earn a vested interest in your
                    Employer Matching Contribution Account
                    based on your Years of Vesting Service
                    in accordance with the following
                    schedule:

                    Years of Vesting Service  Vested Percentage
                    ------------------------  -----------------
                    1 year                           0%
                    2 years                         20%
                    3 years                         40%
                    4 years                         60%
                    5 years                         80%
                    6 or more                      100%

                    For example, if you have 6 Years of
                    Vesting Service and your employment
                    terminates, you will be entitled to the
                    entire amount in your Employer Matching
                    Contribution Account.  However, if your
                    employment terminates after you complete only 5 Years of Vesting Service, you will be entitled to receive 80% of that Account.

               You will also become 100% vested in these Accounts when you reach your Normal Retirement Age of 65 while employed by the Employer or if you die or become totally and permanently disabled while employed by the Employer. For this purpose, total and permanent disability means you are unable to work at any job because of an illness

                     Page 12
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

               which is expected to end in death or which is expected to last for at least 12 consecutive months. However, total and permanent disability does not include disability caused by certain things such as alcoholism or drug addiction, service in any armed forces or participating in a criminal act.

F.   FORFEITURES

               If your employment terminates when you are partially vested in some or all of your Accounts (see E, above) and all of your vested Account balances are distributed to you before the end of the second Plan Year after the Plan Year in which your employment terminated, the nonvested portion of your Accounts will be forfeited at the end of the Plan Year in which you receive a distribution of all of your vested Account balances. If you return to work for the Employer before you have a five consecutive year Break in Service (measured from the date immediately after the date your benefits were distributed), your forfeited Account balances will be restored to your Accounts if you repay to the Plan the full amount of your prior distribution no later than five years after you return to work. If you make timely repayment, your previously forfeited benefits (unadjusted for gains and losses) will be restored to your Accounts as of the last day of the Plan Year in which you make the repayment. Forfeited amounts will not be restored if your return to work after the end of the five consecutive year Break in Service (measured from the date immediately after your vested benefits were distributed) or if you do not timely repay the full amount of your previous distribution.

               If you are not vested in any part of your Accounts when your employment terminates, all of your Accounts will be forfeited on the date your employment terminates. If you return to work for the Employer before you have a five consecutive year Break in Service (measured from the date your employment terminated), your forfeited Account balances (unadjusted for gains and losses) will be restored to your Accounts as of the end of the Plan Year in which you return to work.

               If your nonvested benefits are not forfeited in accordance with the preceding rules (because, for instance, you elect to defer distribution of your vested benefits), your nonvested Account balances will be held in suspense and forfeited in the Plan Year in which you incur a five consecutive year Break in Service unless you return to work for the Employer before you incur a five consecutive year Break in Service. If you return to work for the Employer after you incur a five consecutive year Break in Service, your forfeited benefits will not be restored.

               Forfeitures will be used in the following order of priority in the Plan Year in which the forfeitures take place:

                    .    First, forfeitures will be used to
                         restore returning Participants'
                         Accounts in accordance with the
                         rules described above.

                     Page 13
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


                    .    Next, forfeitures will be used to
                         reduce future contributions that
                         must be made by the Employer.

                    .    Next, if the Employer elects,
                         forfeitures will be used to pay
                         reasonable costs of administering
                         the Plan.

                    .    Finally, any remaining forfeitures

                         .    will be allocated to each
                              Participant's Employer
                              Matching Contributions
                              Account.  The amount of
                              remaining forfeitures that
                              is allocated to any
                              Participant's Account is
                              determined by multiplying
                              the amount of remaining
                              forfeitures by a fraction,
                              the numerator of which is
                              equal to the Participant's
                              Elective Deferrals for the
                              Plan Year in which the
                              forfeiture took place and
                              the denominator of which is
                              equal to the total Elective
                              Deferrals for all
                              Participants for that Plan
                              Year.

G.   DISTRIBUTION OF BENEFITS

               Eligibility for Distribution
               ----------------------------

               You will be entitled to receive a distribution of the vested amounts in your Accounts upon any of the following events:

               .    Your employment with the Employer
                    terminates for any reason, including
                    death or total and permanent disability.
                    (However, because of certain legal
                    restrictions, if your employment
                    terminates because of the sale of all or part of the Employer's business, you may not be treated as if your employment terminated.)

               .    You reach age 65.  (Age 65 is the Plan's
                    Normal Retirement Age.)

               .    Termination of the Plan.

               Timing of Distributions
               -----------------------

               You will begin receiving benefit distributions in accordance with the following rules:

                    .    Generally, distribution of your
                         vested Account balances will begin
                         within a reasonable period of time
                         after your employment terminates
                         and you submit completed
                         distribution forms to the Plan
                         Administrator.

                    .    If the total value of all of your
                         vested Accounts is more than
                         $3,500

                     Page 14
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


                         (or, at the time of any prior
                         distribution, was more than
                         $3,500), you may delay
                         distribution of your benefits;
                         however, your benefits must start
                         no later than the April 1
                         following the year in which you
                         reach age 70 1/2.

                         (If you reached age 70 1/2 before
                         January 1, 1988, special rules
                         apply to determine when your
                         distributions must begin.)

                    .    If the total value of all of your
                         vested Accounts is $3,500 or less
                         (and, at the time of all prior
                         distributions, was $3,500 or
                         less), your entire vested Accounts
                         will be distributed to you in a
                         lump sum payment of cash within a
                         reasonable period of time after
                         your employment terminates.  You
                         may not elect to delay
                         distribution of your benefits.

               Forms of Distribution
               ---------------------

               The following forms of distribution are
               available if the total value of all of your vested Accounts is greater than $3,500 (or, at the time of any prior distribution, was greater than $3,500):

                    .    In a lump sum payment of cash of
                         all or part of your vested
                         Accounts.

                    .    In substantially equal monthly,
                         quarterly or annual installment
                         payments of cash over a period of
                         years not longer than your life
                         expectancy or the joint and last
                         survivor life expectancies of you
                         and your Beneficiary.   (Under
                         this method of payment, your
                         payment for a year is determined
                         by dividing your account balance
                         at the end of the previous year by
                         the appropriate life expectancy.
                         In the first year of payment, the
                         appropriate life expectancy is
                         determined from IRS tables based
                         on your age (and the age of your
                         beneficiary if you elect the joint
                         life expectancy method of
                         payment.)  In each of the
                         following years, that appropriate
                         life expectancy is reduced by one.
                         For instance, if life expectancy
                         in the first year is 20, life
                         expectancy in the second year is
                         19, life expectancy in the third
                         year is 18, etc., so that all
                         payments are made by the end of 20
                         years.)

               Most lump sum distributions from the Plan will qualify as "eligible rollover distributions." If your distribution qualifies as an eligible rollover distribution, 20% of the distribution will be withheld for prepayment of your federal taxes unless the distribution is directly rolled over to an individual retirement account (IRA) or another qualified plan. In addition, if you receive your vested Accounts before you reach age 59 1/2, you may be subject to a penalty tax.

               Before you receive a distribution, the Plan
               Administrator will supply you with a

                     Page 15
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

               detailed description of the withholding and direct rollover rules and will give you the forms you must complete to make your distribution election. Before you decide how to receive your benefits, you should consult with a tax adviser, such as an attorney or an accountant, to consider your choices and determine the tax consequences in your particular circumstances.

               If your employment terminates and you return to work for the Employer before you reach age 65, your future benefit payments, if any, will stop while you are employed by the Employer.

               Death Benefits
               --------------

               You may designate one or more Beneficiaries to receive any vested benefits you are entitled to receive from the Plan when you die. However, if you are married on the date of your death, your surviving spouse must be your only Beneficiary unless (1) you designate another Beneficiary, (2) your spouse specifically consents in writing to that Beneficiary, and (3) your spouse's consent is witnessed by the Plan Administrator or a notary public. You may change your Beneficiary designation at any time but if you are married, you must have your spouse's consent as described in the preceding sentence. In any event, all Beneficiary designations must be made on a form which is available from the Plan Administrator. If you fail to designate a Beneficiary or if none of your beneficiaries survive you, the Plan Administrator will designate Beneficiaries in the following order:

               1.   Your surviving spouse.

               2. Your children, per stirpes. (This means that if all of your children survive you, they will share equally in any survivor benefits. However, if one of your children dies before you, but his children survive you, the share that your deceased child would have received will be divided equally among the children of your deceased child.)

               3.   Your brothers and sisters, per stirpes.

               4.   Your parents, in equal shares.

               5.   Your estate.

               If you die after benefit payments have begun but before you have received all of your vested benefits, payments will continue to your Beneficiary. If desired, your
               Beneficiary may receive the payments on a faster schedule or in one lump sum payment.

               If you die before payment of your benefits begins, your vested interest in your Accounts

                     Page 16

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


               will be paid to your Beneficiary.  The Plan
               Administrator will give your Beneficiary additional information on the death benefit choices. In general, your entire vested Account balance must be distributed by the end of the fifth year following the year in which you die unless your Beneficiary elects to receive your vested benefits in substantially equal installments over his or her life expectancy beginning by the end of the year following the year in which you die. However, if your Beneficiary is your surviving spouse, the installments do not have to begin until the later of (1) the first anniversary of your death, or (2) the date you would have reached age 70 1/2 if you had not died. Your surviving spouse must make an election of when benefits will begin by the earlier of (1) the end of the fifth year following the year in which you died, or (2) the later of the first anniversary of your death or the date you would have reached age 70 1/2 if you had not died.

H.   INVESTMENT OF PLAN ASSETS

               All contributions to the Plan are kept in the Trust. A separate Account, including all of the Accounts described in the Contributions Section, is maintained for you within the Trust. The assets of the Trust may be invested only in the T. Rowe Price mutual funds selected by the Employer as investment options under the Plan.

               You must tell the Plan Administrator how to invest the amounts in all of your Accounts. See the Plan Administrator for a description of the Price mutual funds that are available under the Plan and an explanation of how often you may change your choices and other rules that apply to your investment options. Read each mutual fund prospectus carefully before you decide how to invest.

I.   WITHDRAWALS    You may make the following types of
                    withdrawals from your Accounts while you are still employed by the Employer.

               .    You may make a hardship withdrawal of
                    contributions to (but not earnings on)
                    your Elective Deferral Contribution
                    Account only if you have an immediate
                    and heavy financial need and you do not
                    have other resources to meet the need.
                    The following circumstances will qualify as an immediate and heavy financial need:

                    .    Medical expenses incurred by you,
                         your spouse or your dependents
                         that would qualify as deductible
                         on an individual tax return;

                    .    The purchase of your primary
                         residence;

                    .    Payment of tuition and related
                         educational fees for the next year
                         for post-secondary education for
                         you, your spouse, children or
                         dependents; or

                     Page 17
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


                    .    The need to prevent eviction from,
                         or foreclosure on the mortgage of,
                         your primary residence.

               Before you can take a hardship withdrawal, you must first obtain all other forms of withdrawal, including loans, available under this Plan and all other plans maintained by the Employer.

               All hardship withdrawal requests must be submitted in writing to the Plan Administrator and are subject to approval by the Plan Administrator. The amount withdrawn may not exceed the sum of the actual expense incurred because of the hardship and estimated taxes and penalties on the hardship withdrawal. In addition, if you make a hardship withdrawal,
               (1) you may not make any type of contributions to this Plan or any other plan maintained by the Employer for one year after you receive this withdrawal, and (2) the maximum amount of Elective Deferral Contributions you may make in the calendar year following the year of your withdrawal will be reduced by the amount of Elective Deferral Contributions you made in the year of the withdrawal.

J.   LOANS     This Plan contains provisions that permit
               you to borrow from your vested Account balance.
               However, you should be aware that the amount of your loan, when added to the total of all outstanding loans to you (if any) from all pension and profit sharing plans of the Employer, may not be greater than the lesser of
               (1) $50,000 reduced by your highest
               outstanding plan loan balances during the year preceding the date of the loan, or (2) 50% of the value of your vested interest in your Accounts.

               The Plan Administrator will determine the terms of all loans. The maximum payment term for any loan generally will be five years. The minimum loan is $1,000. Plan loans must be repaid by salary deduction in equal payments each pay period.

               1.   The person or group authorized to
                    administer the loan program is the Plan
                    Administrator.

               2.   The procedure for applying for loans is
                    the completion of a loan application you obtain from the Plan Administrator. It will be necessary to obtain your spouse's consent in writing as part of the loan application.

               3. The basis on which loans are approved or denied is a non-discriminatory basis, uniformly applicable to all
                    Participants.

               4. The limitations on the types and amounts of loans offered will be determined by the Plan Administrator and described to you separately.

               5.   The reasonable rate of interest will be
                    determined as follows:

                    The interest rate will be the prevailing rate found by the Plan Administrator.

                     Page 18

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

                    It will be the average of the rate used
                    for similar personal loan transactions
                    used by several commercial banks in the
                    general geographic area of the Plan.

               6. Collateral to secure repayment of a loan will be 50% of your vested Account balance.

               7.   In the event you terminate employment,
                    all remaining payments on the loan shall be immediately due and payable.

               8.   The following are the procedures which
                    will be followed in the event of a
                    default on your loan.  In the event of
                    your future failure to repay the loan,
                    the Plan Administrator will declare your loan in default. If you default on your loan, all remaining payments on the loan shall be immediately due and payable.
                    If you do not pay off the loan, the
                    outstanding amount will be deducted from your Account balance upon its distribution to you. The amount of the loan balance would then be a taxable distribution from the Plan and may also be subject to a 10% early distribution penalty if you are not at least age 59 1/2. Your Employer will be required to withhold 20% of the amount of your loan in default for payment of Federal Income Taxes. This withholding will be paid from your remaining vested Account balance at the time of distribution.
                    You should consult a tax advisor if this occurs to determine its effect on your taxes. Note that if the loan is deemed to be distributed as taxable income to you, and you are not otherwise entitled to receive a distribution, the loan will remain part of your Account balance.

K.   TOP HEAVY RULES

               To ensure that the majority of benefits under the Plan are not being provided primarily to key employees of the Employer, a determination is made each Plan Year as to whether the Plan is "top heavy." Key employees are officers of the Employer who earn over a specified annually adjusted amount ($60,000 in 1996) and employees who own one of the 10 largest interests in the Employer and earn over a certain annually adjusted amount ($30,000 in 1996). Employees who own at least five percent of the Employer and employees who own at least one percent of the Employer and receive annual compensation of more than $150,000 from the Employer are also considered key employees.

               The Plan will be deemed to be "top heavy" in any Plan Year in which the total Account balances of key employees under this Plan (and any plan which must be aggregated with this Plan to make such a determination) exceed 60% of the total amount of the Account balances for all Participants.

               For any Plan Year in which the Plan is top heavy, if you are not a key employee and you are employed by the Employer on the last day of the Plan Year, the Employer must

                     Page 19

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


               make for you a minimum top-heavy contribution that is equal to the lesser of (1) 3% of your Compensation for that Plan Year, or (2) the highest contribution percentage made on behalf of a key employee in that Plan Year. However, in any Plan Year the Plan is top-heavy, if the top heavy minimum contribution requirement is met in another plan of the Employer, no top-heavy minimum contribution will be made to this Plan.

IV.  CLAIMS AND PROCEDURES

               The Plan Administrator has the sole
               responsibility to interpret the provisions of the Plan, including, but not limited to, the responsibility to determine eligibility for participation and benefits, to resolve benefit claims, and to take all other actions necessary to administer the Plan. Any action taken or decision made by the Plan Administrator shall be final, conclusive and binding on all parties.

               You or your Beneficiary may file a written claim for benefits under this Plan with the Plan Administrator at any time. If you or your Beneficiary want to dispute a decision or action of the Plan Administrator, you or your Beneficiary must submit a written claim to the Plan Administrator within 60 days, or within a longer period if special circumstances are involved, after you or your Beneficiary receive notice of the Plan Administrator's decision or action. If your claim is denied to any extent by the Plan Administrator, a written notification must be sent to you within 90 days (or within a longer period if special circumstances apply) after the Plan Administrator receives your claim. The Plan Administrator's notice will state the reason why your claim was denied, give reference to the specific provisions of the Plan on which the decision was reached, describe any additional material you should give to the Plan Administrator if you decide to appeal the decision and explain the appeal procedure described in the following paragraph.

               If you or your Beneficiary choose to appeal the Plan Administrator's decision, you or your Beneficiary must make a request for review in writing to the Plan Administrator within 60 days after you receive written notification of the decision. You may inspect documents relating to your claim, and you may submit written arguments and documents to support your claim. Within 60 days after your appeal is filed with the Plan Administrator, or within 120 days, if there are special circumstances involved, the Plan Administrator will issue you a written notice that includes specific reasons for its decision on appeal.

               You (or your Beneficiary) must exhaust all of your rights under this claims procedure before filing an action in any court.

                     Page 20

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN

V.  MISCELLANEOUS

A.   AMENDMENT OF THE PLAN

               The Employer reserves the right to amend the Plan at any time. T. Rowe Price Trust Company, as sponsor of the prototype plan document, also reserves the right to amend the prototype plan document at any time. No amendment to the Plan can reduce your Account balances. (Obviously, however, your Account balance can be reduced by investment losses or distribution of all or part of your Accounts). You will be kept informed of any material amendments to the Plan by updates to this Summary Plan Description.

B.   TERMINATION OF THE PLAN

               The Employer intends to continue this Plan indefinitely. However, the Employer reserves the right to terminate the Plan at any time. If a termination takes place, of if the Employer permanently discontinues making contributions to the Plan, you will have a 100% nonforfeitable interest in all of your Accounts.

C.   INAPPLICABILITY OF PBGC GUARANTEES

               Because this Plan is a defined contribution plan, benefits under the Plan are not insured by the Pension Benefit Guaranty Corporation.

D.   SPECIAL RIGHTS UNDER ERISA

               As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

               .    Examine, without charge, at the Plan
                    Administrator's office and at other
                    specified locations, such as worksites
                    and union halls, all Plan documents,
                    including insurance contracts,
                    collective bargaining agreements and
                    copies of all documents filed by the
                    Plan with the U.S. Department of Labor,
                    such as detailed annual reports and
                    Summary Plan Descriptions.

               .    Obtain copies of all Plan documents and
                    other Plan information upon written
                    request to the Plan Administrator.  The
                    Plan Administrator may make a reasonable charge for the copies.

               .    Receive a summary of the Plan's annual
                    financial report.  The Plan
                    Administrator is required by law to
                    furnish each Participant with a copy of
                    this summary annual report.

                     Page 21

                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


               .    Obtain a statement telling you whether
                    you have the right to receive a benefit
                    at your Normal Retirement Date and if
                    so, what your benefits under the Plan
                    would be on the Normal Retirement Date
                    if you stop working now.  If you do not
                    have a right to a benefit, the statement will tell you how many more years you have to work for a right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

               In addition to creating rights for Plan
               Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries. No one, including the Employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

               Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

               If it should happen the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, the court finds your claim is frivolous. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

E.   ASSIGNMENT OF BENEFITS

               Benefits under the Plan are intended only for you (or if you die, your Beneficiary).
               Neither you nor your Beneficiary can transfer, assign or pledge any of your Plan benefits except as a security for a Plan loan. In addition, no other person can have access to your Accounts held in the Plan except as may be required under (1) an IRS lien for back taxes, or (2) what is called a "qualified domestic relations order." Under a

                     Page 22
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                                       SUMMARY PLAN DESCRIPTION
________________________________________________________________

                BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                     401(k) RETIREMENT PLAN


               "qualified domestic relations order," a court may enter an order that awards all or part of your vested Account balances to another person or persons.

F.   NO CONTINUED RIGHTS TO EMPLOYMENT

               No provision of the Plan or this Summary Plan
               Description (1) gives you any right to
               continued employment, (2) prohibits changes in the terms of your employment, or (3) prohibits the termination of your employment.

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